SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 2004

      Date of report (date of earliest event reported): December 15, 2006



                      MAGNITUDE INFORMATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



            33-20432                                 75-2228828
      (Commission File Number)           (IRS Employer Identification No.)


                  1250 Route 28, Branchburg, New Jersey 08876
              (Address of principal executive offices) (Zip Code)


                                 (908) 927-0004
                        (Registrant's telephone number)



                              --------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item  1.01 Entry into a Material Definitive Agreement

         On December 15, 2006, the Registrant and Steven D. Rudnik, the Registrant's former President and Chief Executive Officer signed an agreement (the "Agreement") pursuant to the principal terms of which Mr. Rudnik converted a Company promissory note due him in the principal amount of approximately $100,000, a $15,000 payment due him under his Resignation Agreement of August 8, 2006 and certain interest payments into 6,250,000 common shares and 3,125,000 warrants, exercisable over a three year period at an exercise price of $.05 per share. The Agreement also provides Mr. Rudnik a 12-month "reset" provision that entitles him to automatically benefit from any terms that are more favorable than those set forth in the Agreement, including a more favorable debt conversion rate or equity investment price, that the Registrant grants to any party over the next 12 months.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.21 Agreement by and Between Registrant and Steven D. Rudnik, Dated December 15, 2006, is filed herewith.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          MAGNITUDE INFORMATION SYSTEMS, INC.


Dated:  December 20, 2006                 By: /s/ Joerg H. Klaube
                                              --------------------
                                          Joerg H. Klaube
                                          Chief Financial Officer